EXHIBIT 10.8.1 - Customs Clearance - ZAO Cargo (2010) (Redacted)

CONTRACT FOR CUSTOMS CLEARANCE SERVICES

For non-residents of the Russian Federation

No. 0183/00-10-058-__

St. Petersburg

June 1, 2010

ZAO Cargo Terminal Pulkovo, a close joint-stock

"company (hereafter "the Customs Broker"),

as the represented Director K.Sandona

acting on the basis of Charter

on the one hand, and BALTIA AIRLINES INK

hereafter "the Declarant", as represented by director

Igor Dmitrowsky, acting of the basis of Charter ,

 on the other hand (hereafter "the Parties") ,

have entered into this Contract in witness of the following:

1. SUBJECT OF THE CONTRACT

1.1. The Customs Broker shall, on behalf, on the instructions and at the expense of the Declarant, perform or provide performance of a set of services for customs clearance of the Declarant's cargos at the Pulkovo Customs Office.

1.2. The status of the «Customs broker» (No. 0183/00 of 18.03.2004 in the Customs Brokers register) is in compliance with the requirements of the effective customs laws of the RF.

1.3. The Declarant shall provide the cargo and all necessary cargo documentation, and pay the Customs Broker a compensation in the amount, procedure, and instrument as provided by the terms hereof.

2. RESPONSIBILITIES OF THE PARTIES

2.1. The Customs Broker shall:

2.1.1. Provide timely and high-quality customs clearance of the Declarant's cargoes on the basis of the Declarant' s written application of the established form (Appendix 1).

2.1.2. Provide customs clearance of the Declarant's cargoes, submit documents and additional data necessary for customs clearance to the customs authority, present the Declarant during the customs inspection of the declared goods . The dates and procedure of customs clearance shall be regulated by the requirements of the RF customs laws.

2.1.3. On behalf and at the expense of the Declarant, provide payment of customs fees and other dues provided by the RF customs laws in respect of the declared cargoes.

2.1.4. Keep confidential any commercial classified information contained in the data provided by the Declarant.

2.1.5. Check the correctness of the documents filled in by the Declarant, and inform the Declarant of any errors found. Request the necessary additional data from the Declarant where the information is incomplete.

2.1.6. By written agreement with the Declarant, the Customs broker may pay the required customs fee, penalty, fine, or make other required payments with its own funds. In such cases, the Declarant agrees to reimburse the Customs broker's losses within 3 days after the invoice has been issued by the Customs broker, to the amount of the payment actually made, taking into account the clauses of the p.3.2. of the Contact.

2.2. : The Declarant shall:

2.2.1. Timely apply in writing, to the established form (Appendix 1), for the Customs broker's services, and issue an Authorization (Appendix 2) to the Customs broker for performance by the Customs broker of the obligations undertaken thereby under this Contract.

2.2.2. Provide the Customs broker with documents required for customs clearance (Appendix 3), and other information needed by the Customs broker to perform its obligations under this Contract. Should the Declarant fail to provide such required information, the Customs broker may avoid starting to perform the appropriate obligations until such information is provided. Any documents that bear no necessary data enabling customs clearance or performance of other obligations hereunder by the Customer representative shall be deemed unprovided.

2.2.3. Fully reimburse any documented costs and losses of the Customs broker incurred thereby in fulfilling its obligations under this Contract, and penalties applied to the Customs broker by the customs authorities for any breach of the RF customs laws attributable to the Declarant or its partners.

2.2.4. Pay the Customs broker's invoices for services in proper time and in full.

2.2.5. Immediately notify the Customs broker in case of cancellation of the ordered services. The date of notification will be regarded the date of acceptance of this notification by the Customs broker.

2.2.6. Keep the data confidential, and avoid disclosure of business information that may become known to the Customs broker during the fulfillment of its order by the Customs broker.

2.2.7. By recommendation of the Customs broker, be present during the customs clearance and customs inspection of the qoods.

2.3. The Customs broker may:

2.3.1. By agreement between the Parties, use its own funds for settlements with third parties.

2.3.2. Engage the third parties for performance of its undertaken obligations.

2.4. The Parties agree to avoid acting that might affect the interests of the other Party. The Party that violates its commitments by the Contract has to immediately correct the deviations and reimburse the losses in this case.

3. PROCEDURE OF SETTLEMENTS

3.1. An invoice issued in rubles in accordance with the effective price-list (Appendix 4) shall be the basis for settlements for the services provided by the Customs broker to the Declarant.

3.2. When the Customs broker's funds are used by agreement between the Parties to pay the customs fees and other dues provided by the RF customs laws, the Declarant shall also pay the Customs broker's costs of customs fees transfer to the amount of 10% of the amount transferred.

3.3. The Declarant pays the invoice issued by the Customs broker by transfer of money resources into the settlement account of the Customs Broker no later than thirty bank days from the moment of invoice issuing. The invoice should be paid in rubles or in US dollars according to the Russian Federation Central Bank exchange rate on the date of invoice issuing. It is not supposed to pay for services by available funds in cash desk of the Customs broker.

3.4. The Third parties may only pay for the Customs broker's services by prior written consent of the Parties. The Declarant may pay for the Customs broker's services via its subsidiary or office without prior approval of the Customs broker.

3.5. In case of an overdue payment by the Declarant for the Customs broker's services, the Customs broker may demand payment, and the Declarant agrees to pay a penalty of 0.1% of the outstanding amount per day of delay. The payment of such penalty shall not relieve the Declarant of fulfilling its obligations by the Contract in full, and shall not reduce the amount of its debt to the Customs broker.

3.6. The date of receipt of the money at the Customs broker's settlement account shall be deemed the date of payment.

3.7. Upon completion of the work related to the Declarant's applicant, the Customs broker shall issue to the Declarant a Delivery and Acceptance Statement for the work and services under the Contract, and an invoice.

3.8. The Declarant shall accept the work and services provided by the Customs broker by signing the Delivery and Acceptance Statement.

3.9. The Declarant shall be deemed to have signed the Customs broker's Delivery and Acceptance Statement in full, if it does not send the Customs broker a justified rejection of signing the Statement partly or in full within the three working days from the moment of accordance the Statement.

4. LIABILITIES OF THE PARTIES

4.1. General

4.1.1. The Parties shall be liable for any default or improper fulfillment of their obligations hereunder in accordance with the RF laws.

4.1.2. The Parties shall be relieved of the liability for partial or full default of their obligations hereunder if such default is the result of force majeure.

4.2. Liability of the Customs broker

The Customs broker is liable for any delay in the performance of its obligations, if such delay was through the Customs broker's fault and was not related to the actions of the governmental authorities or any default by the Declarant from the moment of acceptance of the application for customs clearance and till the end of this procedure.

4.2.1. The Customs broker shall not be liable for:

• non-observance of the terms of transportation by the Carrier under improper registration of the cargo shipping documents.

• delayed or impressed cargoes of the Declarant or for their return to the Declarant and for all unfavorable consequences to the Declarant if the Declarant has not provided the Customs broker with the information needed to execute the customs and cargo shipping documents or provided the Customs broker with invalid data, or broke the Customs laws.

• damage, spoilage, loss, destruction of the declared goods.

4.3. Liability of the Declarant

4.3.1. The Declarant shall be liable completely for the reliability and accuracy of information or documents provided to the Customs broker for customs clearance to the amount of losses actually incurred by the Customs broker.

4.3.2. The Declarant shall be liable to the amount of losses actually incurred by the Customs broker,

• if the Declarant or its partner outside Russia has shipped cargoes prohibited for import to or export from Russia;

• if the Declarant has unreasonably refused to pay the Customs broker's invoices.

• Under any other unfavorable to the Customs broker consequences connected with the Declarant's services

5. DISPUTE SETTLEMENT

5.1 The Parties agree to settle all disputes and controversies arising from this Contract by negotiations.

5.2. Unsettled disputes shall be committed to the Arbitration of St. Petersburg and the Leningrad Region as per the RF legislation currently in force.

6. TERM OF VALIDITY

6.1. The contract comes into force c on December, 01st and will operate till , th 2011 and in terms of settlements between the Parties until the Parties have fulfilled all their obligations under this Contract.

6.2. This Contract may be canceled before the appointed time by agreement between the Parties.

6.3. Any of the Parties may refuse to fulfill the Contract by notifying the other Party in written form three days in advance of the intended cancellation date. In this case, the liabilities that have arisen from the settlements between the Parties shall be met absolutely.

7. FORCE MAJEURE

7.1. The Parties shall be relieved of liability for default or improper fulfillment of their obligations hereunder if they prove that such improper fulfillment of their obligations hereunder was impracticable due to a force majeure event, i.e. an event extraordinary and inevitable under the given circumstances. Classified as force majeure events may be floods, earthquake, snowdrifts, fires, and other natural disasters, hostilities, acts of terrorism, epidemics, dangers to air flight safety, strikes, stopped or restricted shipping along certain routes as may be required by governmental authority acts, and in other cases provided in the RF laws. Where any of such events or their consequences has directly affected the fulfillment of the Parties' obligations within their deadline, such deadline shall be postponed pro rata by the effective time of the event in question.

7.2. The Party so rendered unable to fulfill its obligations hereunder shall advise the other Party in writing of the occurrence, expected duration, and termination of the force majeure event within 10 days from the day of occurrence / termination of such event.

7.3. The fact of occurrence of a force majeure event shall be confirmed by a document issued by a competent authority (Chamber of Commerce and lndustry).

8. MISCELLANEOUS

8.1. The Parties agree that all negotiations and verbal or written arrangements preceding the signing of this Contract, and all previously signed contracts for similar services shall become null and void upon signing of this Contract.

8.2. In case of refusal from the services after the application acceptance (Appendix No ) by the Customs broker, the Declarant has to pay all the Customs broker's costs related to such refusal.

8.3. If the Declarant breaks the Customs laws, the Customs broker has a right to refuse from its fulfillment and cancel the ContraCt in a unilateral way. In this case the Declarant reimburses to the amount of losses actually incurred by the Customs broker .

8.4. Any amendments to, or revisions of the Contract shall only be valid when made in writing and signed by duly authorized persons.

8.5. All the appendices and supplements to this Contract shall be the integral part thereof.

8.6. This Contract shall be executed in two copies, one for each of the Parties, both equally valid. In case of any variant reading, the Contract in Russian has a prevalence.

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1 8.7. The Customs broker may provide a copy of this Contract authenticated with its seal to any parties concerned.

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LEGAL ADDRESSES AND IDENTIFICATION DATA OF

THE PARTIES

ZAO Cargo Terminal Pulkovo

Principal office address: Pulkovskoye sh. 37/4, St.

Petersburg 196210, Russia

Mailing address: Pulkovskoye sh. 37/4, St. Petersburg,

196210, Russia

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE

COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

(Stamp)

LEGAL ADDRESSES AND IDENTIFICATION DATA OF THE PARTIES

Baltia Airlines, Inc.

Principal office address:

63-25 Saunders St., Ste 7i , Rego Park , NY 11374 USA

Mailing address: 95-01 63rd Drive, Rego park, NY, 11374 .

tel: 718-244-8880 , 1-718-275-2300 fax: 1-718-896-7971

President

(Position)

_Igor Dmitrowsky _

 /signed/ /stamp/

Appendix 1

to the Contract for services No 0183/00-10 of

Application

for customs clearance

Cargo information:

Motor waybill, _____ _ Number of places, __ _ Weight~---

Description of goods:

Total cargo cost, _________ in foreign currency ____ ,

Information for customs clearance:

Regime claimed:

_IMPORT-goods purchasing; _IMPORT- gratuitous supply;

_EXPORT- goods selling; _EXPORT- gratuitous supply;

_TEMPORARY IMPORT I EXPORT; _ RE-IMPORT/RE-EXPORT;

_OTHER _______________________________ ,

Seller-Customer interconnection (if yes- what kind; no)____________________

Customs facilities _________________________________

Commission hereby ZAO "Cargo Terminal Pulkovo" to:

• carry out customs clearance and produce the goods to customs examination;

• perform calculations connected with cargo customs clearance;

• additionally ______________________ _

Customer:

   Full name

   Legaladdress_____________________________

   Telephone. , Fax. ________ _

A person responsible for filling in this application:

Position:_____________________________________

Name, Surname ________________________________

Telephones. _____________________ Fax ___________

Date ______

  Signature. _____ ,

   Stamp

Appendix 2

to the Contract for services NQ 0183/00-10 of

(filled in on the blank of the organization-settlor)

City ____ _

_____ 200_.

                           Warranty of authority No

      ________________________

       (Organization name)

in the person of ____________________________________

                 (Position, Name, Surname)

acting on the basis of _________________________ _

authorizes ZAO "Cargo Terminal Pulkovo" by this warranty of authority to:

• carry out customs clearance of the Settlor's cargo;

• on behalf and at the expense of the Settlor make customs payments and all other dues arising in the process of customs clearance;

• represent on behalf of the Settlor in the custom authorities and other organs of state control.

The rights provided by this warranty of authority may be transferred partly or completely to some other member of ZAO "Cargo Terminal Pulkovo" with no further right of transfer.

This warranty of authority is valid till"____" -------200_r.

Position: _____________ ; Signature __________

Stamp

Appendix 3

to the Contract for services No 0183/00-10 of

                           List of documents necessary for customs clearance of goods

1. State Statistics Committee Certificate

2. Bank Certificate of opening ruble and foreign currency accounts

3. Certificate with the Main State Registration Number

4. Certificate of being registered in the Tax inspection

• Tax inspection certificate of getting the identification number of a tax-payer is possible but no more than 3 months

5. Transport documents (Documents of the vehicles transported the goods)

6. Invoice, invoice transfer

• Contract supply. A reference to the Contract should be in invoice

• Gratuitous supply .. A reference to the gratuitous supply should be in invoice. A country of origin of goods must be indicated. Receiving of extra information by fax is possible.

7. Documents conforming cargo cost (for export)

• Invoice copies

• Calculations, account certificates of the removal from the balance

8. Foreign trade contract, contract translation

• Addenda and appendixes on a certain cargo supply

9. Certificate of transaction

• At a contract supply. Certificate of transaction copy attested by the bank or the seller (for export)

10. A Jetter to the Pulkovo Customs house

• Gratuitous supply. A letter with the request of the goods release with the number of the transport documents, cargo description, purpose of import, reasons of the gratuitous supply. The letter must be signed by the Director or the Accountant general.

11. Goods description

• Information that permits to classify goods in accordance with the Foreign Economic Activity

Commodity Nomenclature ( purpose, working principle, sphere of application, manufacture material, catalogues, technical description, passports on goods, Chamber of Commerce and

Industry statement of consultation or examination.

12. Industry and Entrepreneurship Development Center "Exkont" Statement (for export)

(Krapivnyi St.5, telephone number: 303-99-76,541-85-17, 541-86-47, fax 380-16-74)

• Depending on the goods code according to the Foreign Economic Activity Commodity

Nomenclature

13. Conformity certificate

• Depending on the goods code according to the Foreign Economic Activity Commodity

Nomenclature

14. Hygienic-sanitary statement

• Depending on the goods code according to the Foreign Economic Activity Commodity

Nomenclature

15. Permission license of some other state structures

• Depending on the goods code according to the Foreign Economic Activity Commodity

Nomenclature

16. Certificate of origin (form A)

• Depending on the goods code according to the Foreign Economic Activity Commodity

Nomenclature and country of origin.

17. Payment draft

• On payment of customs fees

18. Warranty of authority

• Appendix 2 to the Contract

19. Application for cargo handling

• Appendix 1 to the Contract

Appendix 4

to the Contract for services No- 0183/00 -10 0 f

Price-list of services for customs clearance of goods (in rubles without VAT)

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE

COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]